Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The unaudited pro forma condensed combined financial information (“Unaudited Pro Forma Financial Information”) included herein presents the unaudited pro forma condensed combined balance sheet (“Unaudited Pro Forma Balance Sheet”) and the unaudited pro forma condensed combined statements of operations (“Unaudited Pro Forma Statements of Operations”) based upon the historical financial statements of MKS Instruments, Inc. (“MKS” or the “Company”) and Atotech Limited (“Atotech”), after giving effect to the Company’s acquisition of Atotech (the “Atotech Acquisition”) and the Atotech Financing Transaction (as defined below) (collectively, the “Transaction”), and the adjustments described in the accompanying notes.

The Unaudited Pro Forma Statements of Operations for the six months ended June 30, 2022 and the year ended December 31, 2021 give effect to the Transaction as if it had occurred on January 1, 2021. The Unaudited Pro Forma Balance Sheet as of June 30, 2022 gives effect to the Transaction as if it had occurred on June 30, 2022.

The Unaudited Pro Forma Financial Information set out below has been prepared in accordance with Article 11 of Regulation S-X, as amended by the U.S. Securities and Exchange Commission (“SEC”) Final Rule Release No. 33 10786, Amendments to Financial Disclosures About Acquired and Disposed Businesses (“Regulation S-X”), using accounting policies in accordance with principles generally accepted in the United States of America (“U.S. GAAP”).

The Unaudited Pro Forma Financial Information reflects transaction accounting adjustments management believes are necessary to present fairly the Unaudited Pro Forma Balance Sheet and Unaudited Pro Forma Statements of Operations. The financial information presented may differ from actual amounts due to rounding for presentation purposes.

The Unaudited Pro Forma Financial Information has been prepared for illustrative purposes only. The hypothetical financial position or results included in the Unaudited Pro Forma Financial Information may differ from the Company’s actual financial position or results following the Transaction. The Unaudited Pro Forma Financial Information has been prepared on the basis set out in the notes below and has been prepared in a manner consistent with the accounting policies applied by the Company in its historical financial statements for the six months ended June 30, 2022 and the year ended December 31, 2021. In preparing the Unaudited Pro Forma Financial Information, no adjustments have been made to reflect the potential operating synergies, dis-synergies, and administrative cost savings or the costs of integration activities that could result from the combination of MKS and Atotech.

Atotech Acquisition

On August 17, 2022 (the “Effective Date”), the Company completed its previously announced Atotech Acquisition, through the acquisition of the entire issued and to be issued share capital of Atotech by Atotech Manufacturing, Inc. (“Bidco”), a Delaware corporation and indirect wholly owned subsidiary of the Company. The Atotech Acquisition was implemented by means of a scheme of arrangement under the laws of Jersey (the “Scheme”) pursuant to the definitive agreement entered into by the Company and Atotech on July 1, 2021, as amended by the Letter Agreement dated October 29, 2021 by and among the Company, Atotech and Bidco and as further amended by the Amendment to the Implementation Agreement dated April 1, 2022 by and among the Company, Atotech and Bidco (together, the “Implementation Agreement”). On the Effective Date, pursuant to the Scheme and in accordance with terms and conditions of the Implementation Agreement, Bidco acquired each issued and outstanding ordinary share of Atotech in exchange for per share consideration of $16.20 in cash and 0.0552 of a share of Company common stock. Atotech ordinary shares have been de-listed from The New York Stock Exchange effective as of the close of trading on August 16, 2022.

The Company funded the payment of the aggregate consideration with a combination of cash on hand and the proceeds from the New Term Loan Facility (as defined below). As a result of the Atotech Acquisition, the Company issued an aggregate of 10,748,728 shares of Company common stock to the former Atotech shareholders.

The Atotech Acquisition was accounted for as a business combination using the acquisition method with MKS as the accounting acquirer in accordance with ASC 805. In concluding that MKS is the accounting acquirer, the Company considered the structure of the transaction, relative outstanding share ownership, the composition of the combined company’s board of directors, the relative size of MKS and Atotech, and the designation of certain senior management positions of the combined company.

Atotech Financing Transaction

On the Effective Date, in connection with the completion of the Atotech Acquisition, the Company entered into a new credit agreement with JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, Barclays Bank PLC, and the lenders from time to time party thereto (the “New Credit Agreement”), which provides for (i) a senior secured term loan facility (the “New Term Loan Facility”) comprised of three tranches: a $1,000,000,000 loan (the “Term Loan A”), a $3,600,000,000 loan (the “USD Term Loan B”) and a €600,000,000 loan (the “EUR Term Loan B” and, together with the USD Term Loan B, the “Term Loan B”), each of which were borrowed in full on the Effective Date, and (ii) a senior secured revolving credit facility of $500,000,000 (the “New Revolving Facility” and, together with the New Term Loan Facility, the “New Credit Facilities”).

Borrowings under the New Credit Facilities bear interest at a rate per annum equal to, at the Company’s option, any of the following, plus, in each case, an applicable margin: (a) with respect to the Term Loan A, the USD Term Loan B and the New Revolving Facility, (x) a base rate determined by reference to the highest of (1) the federal funds effective rate plus 0.50%, (2) the prime rate quoted in The Wall Street Journal, or (3) a Term SOFR rate (plus an applicable credit spread adjustment) for an interest period of one month, plus 1.00%; and (y) a Term SOFR rate (plus an applicable credit spread adjustment) for the interest period relevant to such borrowing, subject, solely with respect to the USD Term Loan B, to a rate floor of 0.50%; and (b) with respect to the EUR Term Loan B, a EURIBOR rate determined by reference to the costs of funds for Euro deposits for the interest period relevant to such borrowing adjusted for certain additional costs, subject to a EURIBOR rate floor of 0.0%. The Term Loan A was issued with original issue discount of 0.25% of the principal amount thereof. The USD Term Loan B and the EUR Term Loan B were issued with original issue discount of 2.00% of the principal amount thereof. The applicable margin for borrowings under the Term Loan A is 1.50% with respect to base rate borrowings and 2.50% with respect to Term SOFR borrowings. The applicable margin for borrowings under the USD Term Loan B is 1.75% with respect to base rate borrowings and 2.75% with respect to Term SOFR borrowings. The applicable margin for borrowings under the EUR Term Loan B is 3.00%. The initial applicable margin for borrowings under the New Revolving Facility is 1.50% with respect to base rate borrowings and 2.50% with respect to Term SOFR borrowings. Commencing with the delivery of financial statements with respect to the first quarter ending after the closing of the New Credit Agreement, the applicable margin for borrowings under the New Revolving Facility is subject to adjustment each fiscal quarter, based on the Company’s first lien net leverage ratio during the preceding quarter.

In addition to paying interest on outstanding principal under the New Credit Facilities, the Company is required to pay a commitment fee in respect of the unutilized commitments under the New Revolving Facility. The initial commitment fee is 0.375% per annum. Commencing with the delivery of financial statements with respect to the first quarter ending after the closing of the New Credit Agreement, the commitment fee is subject to downward adjustment based on the Company’s first lien net leverage ratio during the preceding quarter. The Company must also pay customary letter of credit fees and agency fees.

Under the New Credit Agreement, the Company is required to prepay outstanding term loans, subject to certain exceptions, with portions of its annual excess cash flow as well as with the net cash proceeds of certain asset sales, certain casualty and condemnation events and the incurrence or issuance of certain debt. The Company is also required to make scheduled quarterly payments each equal to 1.25% of the original principal amount of the Term Loan A (increasing to 1.875% in years 3 and 4 and 2.50% in year 5) and 0.25% of the original principal amount of the USD Term Loan B and the EUR Term Loan B, beginning with the fiscal quarter ending December 31, 2022, with the balance due thereunder on the fifth anniversary of the closing date in the case of the Term Loan A and the seventh anniversary of the closing date in the case of the USD Term Loan B and the EUR Term Loan B.

All obligations under the New Credit Facilities are guaranteed by certain of the Company’s domestic subsidiaries, and are secured by substantially all of the Company’s assets and the assets such subsidiary guarantors, in each case subject to certain exceptions and exclusions.

The New Credit Agreement contains customary representations and warranties, affirmative and negative covenants and provisions relating to events of default. If an event of default occurs, the lenders under the New Credit Facilities will be entitled to take various actions, including the acceleration of amounts due under the New Credit Facilities and all actions permitted to be taken by a secured creditor.

Under the Term Loan A and the New Revolving Facility, so long as any Term Loan A loans (or commitments in respect thereof) are outstanding as of the end of any fiscal quarter, the Company may not allow its total net leverage ratio as of the end of such fiscal quarter to be greater than 5.50 to 1.00, with an annual step-down of 0.25:1.00 and subject to a step-up of 0.50:1.00 for the four full fiscal quarter period following any material acquisition, not to exceed 5.50 to 1.00. In addition, as of the end of any fiscal quarter of the Company when the aggregate amount of loans outstanding under the New Revolving Facility (net of (a) all letters of credit (whether cash collateralized or not) and (b) unrestricted cash of the Company and its restricted subsidiaries) exceeds 35% of the aggregate amount of all commitments under the New Revolving Facility in effect as of such date, the Company may not allow its first lien net leverage ratio as of the end of each such fiscal quarter to be greater than 6.00 to 1.00. The USD Term Loan B and the EUR Term Loan B are not subject to any financial maintenance covenant.

The Company used the proceeds of the New Term Loan Facility and cash on hand on the Effective Date, to (i) pay the cash portion of the purchase price of the Atotech Acquisition, (ii) refinance certain existing indebtedness of Atotech, (iii) refinance the Company’s existing senior secured term loan credit facility and existing senior secured revolving credit facility and (iv) pay fees and expenses related to the foregoing.

On the Effective Date, in connection with the entry into the New Credit Agreement described above, the Company terminated and prepaid its existing senior secured term loan credit facility and senior secured revolving credit facility.

The New Credit Facilities are referred to as the “Atotech Financing Transaction.”

Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2022

			Transaction Adjustments
(In millions)	MKS Historical (Note 2)	Atotech Historical (U.S. GAAP) (Note 3)	Atotech Acquisition Accounting Adjustments (Note 4)		Atotech Financing Transaction Adjustments (Note 5)		Pro forma Combined Company
Assets
Cash and cash equivalents	$1,065	$355	$(4,654)	4(a)	$4,213	5(a)	$979
Short term investments	2	—	—		—		2
Trade accounts receivable	481	264	—		—		745
Inventories	689	214	—		—		903
Other current assets	112	74	—		—		186

Total current assets	2,349	907	(4,654)		4,213		2,815
Property and equipment, net	377	295	—		—		672
Right of use assets, net	170	73	—		—		243
Goodwill	1,220	742	2,209	4(a)	—		4,171
Intangible assets, net	544	1,105	2,146	4(b)	—		3,795
Other assets	89	31	—		—		120

Total assets	$4,749	$3,153	$(299)		$4,213		$11,816

Liabilities and Stockholders’ Equity
Short-term debt	$11	$11	$(11)	4(f)	$83	5(b)	$94
Accounts payable	181	243	—		—		424
Accrued compensation	84	39	—		—		123
Income taxes payable	31	61	—		—		92
Lease liability	18	10	—		—		28
Deferred revenue and customer advances	51	66	—		—		117
Other current liabilities	81	48	79	(4c)	—		208
Total current liabilities	457	478	68		83		1,086
Long-term debt, net	804	1,517	(1,517)	4(f)	4,137	5(b)	4,941
Non-current deferred taxes	101	258	670	4(h)	—		1,029
Non-current accrued compensation	46	100	—		—		146
Non-current lease liability	180	45	—		—		225
Other liabilities	32	7	49	4(j)	—		88

Total liabilities	$1,620	$2,405	$(730)		$4,220		$7,515

Stockholders’ equity
Common stock	$—	$20	$(20)	4(i)	$—		$—
Additional paid-in capital	923	104	1,155	4(i)	—		$2,182
Retained earnings	2,240	718	(798)	4(i)	(7)	5(b)	$2,153
Accumulated other comprehensive income (loss)	(34)	(94)	94	4(i)	—		$(34)

Total stockholders’ equity	3,129	748	431		(7)		$4,301

Total liabilities and stockholders’ equity	$4,749	$3,153	$(299)		$4,213		$11,816

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2022

			Transaction Adjustments
(In millions, except for per share amounts)	MKS Historical (Note 2)	Atotech Historical (U.S. GAAP) (Note 3)	Atotech Acquisition Accounting Adjustments (Note 4)		Atotech Financing Transaction Adjustments (Note 5)		Pro forma Combined Company
Net Revenues	$1,507	$716	$—		$—		$2,223
Total cost of revenues (exclusive of amortization shown separately below)	835	369	—		—		1,204

Gross profit	672	347	—		—		1,019
Research and development	105	43	—		—		148
Selling, general and administrative	193	143	3	4(i)	—		339
Acquisition and integration costs	10	—	—		—		10
Restructuring and other	5	—	—		—		5
Amortization of intangible assets	30	57	80	4(e)	—		167
Gain on sale of long lived assets	(7)						(7)

Income (loss) from operations	336	104	(83)		—		357
Interest expense	13	29	(29)	4(f)	119	5(c)	132
Other expense (income), net	(4)	(32)	—		—		(36)

Income (loss) before income taxes	327	107	(54)		(119)		261
Provision/(benefit) for income taxes	54	43	(16)	4(g)	(30)	5(d)	51

Net income (loss)	$273	$64	$(38)		$(89)		$210

Net income per share (Note 6):
Basic	$4.90						$3.16
Diluted	$4.89						$3.13
Weighted average common shares outstanding (Note 6):
Basic	55.6		10.8	6(a)			66.4
Diluted	55.8		11.2	6(a)			67.0

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2021

			Transaction Adjustments
(In millions, except for per share amounts)	MKS Historical (Note 2)	Atotech Historical (U.S. GAAP) (Note 3)	Atotech Acquisition Accounting Adjustments (Note 4)		Atotech Financing Transaction Adjustments (Note 5)		Pro forma Combined Company
Net Revenues	$2,950	$1,499	$—		$—		$4,449
Total cost of revenues (exclusive of amortization shown separately below)	1,570	758	—		—		2,328

Gross profit	1,380	741	—		—		2,121
Research and development	200	89	—		—		289
Selling, general and administrative	385	310	7	4(j)	—		702
Acquisition and integration costs	30	—	79	4(c)	—		115
			6	4(d)
Restructuring and other	11	(1)	—		—		10
Amortization of intangible assets	55	118	155	4(e)	—		328

Income (loss) from operations	699	225	(247)		—		677
Interest expense	25	118	(118)	4(f)	238	5(c)	263
Other expense (income), net	8	(14)	—		—		(6)
Loss on extinguishment of debt					7	5(c)	7

Income (loss) before income taxes	666	121	(129)		(245)		413
Provision/(benefit) for income taxes	115	74	(34)	4(g)	(61)	5(d)	94

Net income (loss)	$551	$47	$(95)		$(184)		$319

Net income per share (Note 6):
Basic	$9.95						$4.82
Diluted	$9.90						$4.76
Weighted average common shares outstanding (Note 6):
Basic	55.4		10.8	6(a)			66.2
Diluted	55.7		11.3	6(a)			67.0

See accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Information, which are an integral part of these statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Information

Note 1 — Description of Transaction and Basis of Presentation

The Unaudited Pro Forma Financial Information has been prepared based on U.S. GAAP and pursuant to Regulation S-X and presents the Unaudited Pro Forma Balance Sheet and Unaudited Pro Forma Statements of Operations of the combined company based upon the historical financial information of MKS and Atotech, after giving effect to the Transaction. Unless otherwise indicated, amounts are shown in millions of U.S. dollars rounded to the millions in accordance with standard commercial practice, which may result in rounding differences within the tables of the Unaudited Pro Forma Financial Information.

The Unaudited Pro Forma Financial Information is not necessarily indicative of what MKS’ consolidated statements of operations or consolidated balance sheet would have been had the Transaction been completed as of the date indicated or will be for any future periods. The Unaudited Pro Forma Financial Information does not purport to project the future financial position or results of operations of MKS following the Transaction. The Unaudited Pro Forma Financial Information reflects accounting adjustments related to the Transaction management believes are necessary to present fairly the MKS Unaudited Pro Forma Balance Sheet and Unaudited Pro Forma Statements of Operations assuming the Transaction had been consummated as of June 30, 2022 and January 1, 2021, respectively. The accounting related Transaction adjustments are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable, and reflective of adjustments necessary to report MKS financial condition and results of operations as a result of the closing of the Transaction.

MKS has concluded that the Atotech Acquisition represents a business combination pursuant to ASC 805. As of the date of this filing, the calculations necessary to estimate the fair values of the assets acquired and liabilities assumed have been performed based on publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions for the Atotech Acquisition. The Company will continue to refine its identification and valuation of assets acquired and the liabilities assumed as further information becomes available. Using the total consideration for the Atotech Acquisition, MKS has preliminarily allocated the purchase price to such assets and liabilities as of June 30, 2022.

The preliminary purchase price allocation has been used to prepare pro forma adjustments in the Unaudited Pro Forma Financial Information. The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that MKS management believes are reasonable. The final purchase price allocation could differ materially from the preliminary purchase price allocation. The final purchase price allocation may include changes in the allocation to intangible assets and goodwill based on the results of certain valuations and other studies that have yet to be completed, and other changes to assets and liabilities. The accompanying notes to the Unaudited Pro Forma Financial Information describe how such adjustments were derived and presented in the Unaudited Pro Forma Balance Sheet and Unaudited Pro Forma Statements of Operations. Changes in facts and circumstances or discovery of new information may result in revised estimates. As a result, there may be material adjustments to the Unaudited Pro Forma Financial Information.

The Unaudited Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by MKS and reflects certain adjustments to the historical financial information of Atotech to align to the accounting policies of MKS based on a preliminary review of the accounting policies of Atotech. Certain historical financial statement caption amounts for Atotech have been reclassified or combined to align to MKS presentation and disclosure requirements.

The Unaudited Pro Forma Financial Information has been developed from, and should be read in conjunction with, the audited consolidated financial statements of MKS and accompanying notes thereto included in MKS’ Annual Report filed on Form 10-K as of and for the year ended December 31, 2021, the unaudited condensed consolidated financial statements of MKS and accompanying notes thereto included in MKS’ Quarterly Report filed on Form 10-Q as of and for the six months ended June 30, 2022, as well as, the audited consolidated financial statements of Atotech and accompanying notes thereto and the unaudited interim condensed consolidated financial statements of Atotech and accompanying notes thereto included in Exhibits 99.1 and 99.2, respectively, of this MKS’ Current Report on Form 8-K/A filed with the Securities and Exchange Commission on August 24, 2022 (the “Form 8-K/A”), of which this Exhibit 99.3 is a part.

Note 2 —   MKS historical financial statements

The results of MKS for the year ended December 31, 2021 have been extracted from the audited consolidated financial statements of MKS, as set out in MKS’ Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022. The results of MKS as of and for the six months ended June 30, 2022 have been extracted from the unaudited condensed consolidated financial statements of MKS, as set out in MKS’ Quarterly Report on Form 10-Q as of and for the six months ended June 30, 2022, filed with the SEC on August 3, 2022.

Note 3 —   Atotech reclassifications and IFRS to U.S. GAAP adjustments

The historical financial statements of Atotech were prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board (“IFRS”), which differ in certain significant respects from U.S. GAAP as applied by MKS. Adjustments for material differences were made to the financial statements of Atotech to convert them from IFRS to U.S. GAAP and to align to accounting policies of MKS after evaluating potential areas of differences.

Refer below for impacted line items and adjustments to the Unaudited Pro Forma Balance Sheet as of June 30, 2022:

		Adjustments
(In millions)	Atotech Reported IFRS (a)	Reclassifications	Notes		IFRS to U.S. GAAP Adjustments	Notes		Atotech US GAAP
Assets
Cash and cash equivalents	$355	$—			$—			$355
Trade receivables	264	—			—			264
Tax assets	26	(26)	(c	)	—			—
Inventories	214	—			—			214
Other financial assets	14	(14)	(c	)	—			—
Other non-financial assets	34	(34)	(c	)	—			—
Other current assets	—	74	(c	)	—			74

Total current assets	907	—			—			907
Property, plant and equipment	295	—			—			295
Intangible assets	1,217	—			(112)	(k	)	1,105
Goodwill	742	—			—			742
Right-of-use assets	73	—			—			73
Other financial assets	29	(29)	(b	)	—			—
Other non-financial assets	2	(2)	(b	)	—			—
Other assets	—	31	(b	)	—			31

Total assets	$3,265	$—			$(112)			$3,153

Liabilities and Stockholders’ Equity
Borrowings	$11	$—			$—			$11
Trade payables	243	—			—			243
Accrued compensation	—	39	(j	)	—			39
Tax liabilities	66	(11)	(f	)	—			61
		6	(h	)
Lease liabilities	10	—			—			10
Other financial liabilities	26	(26)	(g	)	—			—
Other non-financial liabilities	108	(108)	(i	)	—			—
Other current liabilities	—	11	(f	)	—			48
		26	(g	)
		8	(h	)
		42	(i	)
		(39)	(j	)
Deferred revenue and customer advances	—	66	(i	)	—			66
Provisions	14	(14)	(h	)	—			—

Total current liabilities	478	—			—			478
Borrowings	1,517	—			—			1,517
Deferred tax liabilities	291	—			(33)	(k	)	258
Employee benefits	100	—			—			100
Provisions	7	(7)	(e	)	—			—
Lease liabilities	45	—			—			45
Other non-current liabilities	—	7	(e	)	—			7

Total liabilities	2,438	—			(33)			2,405
Stockholders’ equity
Common shares	20	—			—			20
Paid-in surplus and retained earnings	901	(104)	(d	)	(79)	(k	)	718
Additional paid-in-capital	—	104	(d	)	—			104
Currency translation adjustment and other reserves	(94)	94	(d	)	—			—
Accumulated other comprehensive income	—	(94)	(d	)	—			(94)

Total stockholders’ equity	827	—			(79)			748

Total liabilities and stockholders’ equity	$3,265	$—			$(112)			$3,153

(a) The net assets of Atotech as of June 30, 2022 have been extracted from the Unaudited Interim Consolidated Statement of Financial Position as of June 30, 2022, as set out in Atotech’s Form 6-K filed with the SEC on August 9, 2022.

Certain items presented by Atotech under IFRS have been reclassified to align to the presentation used by MKS under U.S. GAAP. The following reclassifications were made to the Unaudited Pro Forma Balance Sheet presentation:

(b) Reclassification of non-current other financial assets and non-current other non-financial assets to other assets.

(c) Reclassification of tax assets, other financial assets and other non-financial assets to other current assets.

(d) Reclassification of paid-in surplus and retained earnings and currency translation adjustment and other reserves to additional paid-in-capital and accumulated other comprehensive income, respectively.

(e) Reclassification of provisions to other non-current liabilities.

(f) Reclassification of tax liabilities related to sales tax payable to other current liabilities.

(g) Reclassification of other financial liabilities to other current liabilities.

(h) Reclassification of provisions to tax liabilities and other current liabilities.

(i) Reclassification of other non-financial liabilities to deferred revenue and customer advances and other current liabilities.

(j) Reclassification of accrued compensation from other current liabilities.

Certain items presented by Atotech under IFRS have been adjusted to align with the accounting of MKS under U.S. GAAP. The following IFRS to U.S. GAAP adjustments were made to the Unaudited Pro Forma Balance Sheet:

(k) Reflects an adjustment to reverse capitalized research and development (“R&D”) expenses. Under IFRS, certain development expenses can be capitalized and subsequently amortized once projects are complete and ready for use. In accordance with IAS 12, costs related to capitalized R&D are recognized as an intangible asset while also creating a temporary tax difference of carrying amount versus a tax basis of zero. Under U.S. GAAP, R&D costs are not capitalizable but rather are expensed as incurred. As such, the relevant deferred tax liability is also reversed. Further, the related amortization of capitalized R&D has been reversed in the Unaudited Pro Forma Statements of Operations.

Refer below for impacted line items and adjustments to the Unaudited Pro Forma Statement of Operations for the six months ended June 30, 2022:

		Adjustments
(In millions)	Atotech Reported IFRS (a)	Reclassification	Notes		IFRS to U.S. GAAP	Notes		Atotech U.S. GAAP
Revenue	$716	$—			$—			$716
Cost of sales, excluding depreciation and amortization	360	6	(b	)	—			369
		3	(d	)
Depreciation and amortization	83	(20)	(b	)	(2)	(f	)	—
		(57)	(c	)	(4)	(g	)
Amortization of intangible assets	—	57	(c	)	—			57
Selling, general and administrative expenses	132	10	(b	)	4	(g	)	143
		(3)	(d	)
Research and development expenses	27	4	(b	)	12	(f	)	43
Restructuring benefit	—	—			—			—

Operating profit (loss)	114	—			(10)			104
Interest expense	29	—			—			29
Interest income	—	1	(e	)	—			1
Other expense (income), net	(32)	1	(e	)	—			(31)

Income before income taxes	117	—			(10)			107
Provision for income taxes	46	—			(3)	(f	)	43
					—

Consolidated net income	$71	$—			$(7)			$64

Refer below for impacted line items and adjustments to the Unaudited Pro Forma Statement of Operations for the year ended December 31, 2021:

		Adjustments
(In millions)	Atotech Reported IFRS (a)	Reclassification	Notes		IFRS to U.S. GAAP	Notes		Atotech U.S. GAAP
Revenue	$1,499	$—			$—			$1,499
Cost of sales, excluding depreciation and amortization	732	13	(b	)	2	(g	)	758
		11	(d	)
Depreciation and amortization	181	(46)	(b	)	(7)	(f	)	—
		(118)	(c	)	(10)	(g	)
Amortization of intangible assets	—	118	(c	)	—			118
Selling, general and administrative expenses	290	23	(b	)	8	(g	)	310
		(11)	(d	)
Research and development expenses	53	10	(b	)	26	(f	)	89
Restructuring benefit	(1)	—			—			(1)

Operating profit (loss)	244	—			(19)			225
Interest expense	107	—			11	(h	)	118
Interest income	—	2	(e	)	—			2
Other expense (income), net	52	2	(e	)	(66)	(h	)	(12)

Income before income taxes	85	—			36			121
Provision for income taxes	77	—			(6)	(f	)	74
					3	(h	)

Consolidated net income	$8	$—			$39			$47

(a) The results of Atotech for the six months ended June 30, 2022 have been extracted from the Unaudited Interim Consolidated Statement of Comprehensive Income/(Loss), as set out in Atotech’s Form 6-K filed on August 9 2022. The results of Atotech for the year ended December 31, 2021 have been extracted from the Audited Consolidated Statement of Comprehensive Income, as set out in Atotech’s Form 20-F filed with the SEC on April 11, 2022.

Certain items presented by Atotech under IFRS have been reclassified to align to the presentation used by MKS under U.S. GAAP. The following reclassifications were made to the Unaudited Pro Forma Statements of Operations presentation:

(b) Reclassification of depreciation expense to align to the accounting policies of MKS to report depreciation within the respective financial statement line items.

(c) Reclassification of historical amortization of intangible assets to align to MKS financial presentation of intangible asset amortization expense.

(d) Reclassification of certain historical logistics costs to align to MKS’ financial presentation.

(e) Reclassification to separately state interest income to align to MKS’ financial presentation.

Certain items presented by Atotech under IFRS have been adjusted to align to the accounting policies of MKS under U.S. GAAP. The following IFRS to U.S. GAAP adjustments were made to the Unaudited Pro Forma Statements of Operations:

(f) Reflects adjustment to record additional R&D expense that was capitalized by Atotech under IFRS. Under IFRS, certain development expenses can be capitalized, and subsequently amortized once projects are complete and ready for use. Under U.S. GAAP, development expenses are not capitalized. Additionally, reflects the reversal of the related amortization expense and the tax impact.

(g) Reflects reclassification of selling, general, and administrative expense from depreciation expense related to leased assets. Under IFRS, lessee-leases are not classified as operating or finance leases. Rather, a single recognition and measurement model is applied to all leases, which results in nearly all leases under IFRS being treated similarly to finance leases under U.S. GAAP. Under U.S. GAAP, leases are classified as either operating or finance leases on the basis of specific lease classification criteria. Management performed a preliminary assessment and concluded that the majority of the Atotech leases would be classified as operating leases under U.S. GAAP with lease expense recognized on a straight-line basis as part of cost of products and selling, general, and administrative expenses.

(h) Reflects the reversal of other expense (income), related tax impact, and recognition of additional interest expense to adjust amounts recognized related to financial instruments that were bifurcated under IFRS, which includes embedded derivatives of prepayment options in financing notes that Atotech held, as these prepayment options would not be bifurcated under U.S. GAAP.

Note 4 — Atotech Acquisition adjustments

4(a) Preliminary purchase price and allocation:

As a result of the Atotech Acquisition, MKS acquired all 195 million issued and outstanding common shares of Atotech and upon the closing, Atotech stockholders received consideration of $16.20 in cash and 0.0552 shares of MKS common stock for each common share of Atotech. MKS funded the cash portion of the Atotech Acquisition with a combination of available cash on hand and proceeds from the Atotech Financing Transaction. The remaining proceeds from the Atotech Financing Transaction on the Effective Date were used to refinance certain existing indebtedness of Atotech, to refinance MKS’ existing senior secured term loan credit facility and existing senior secured revolving credit facility and to pay fees and expenses related to the Atotech Acquisition and Atotech Financing Transaction.

MKS performed a preliminary analysis of the fair value of Atotech assets and liabilities based on publicly available benchmarking information, as well as a variety of other assumptions, including market participant assumptions. The following table summarizes the allocation of the preliminary purchase price as of the acquisition date:

(In millions)
Cash consideration to Atotech stockholders, net	$2,770	(i	)
Value of MKS shares issued	1,259	(ii	)
Repayment of Atotech debt	1,528	(iii	)
Accelerated vesting of stock-based awards	49	(iv	)

Preliminary purchase price, net of cash acquired	$5,606

Allocation of preliminary purchase price, net of cash and cash equivalents acquired:
Estimated fair values of assets acquired
Current assets, excluding cash	$552	(v	)
Intangible assets	3,251	(v	)
Tangible and other non-current assets	399	(v	)
Total estimated fair values of liabilities assumed, excluding debt and incremental deferred taxes	(877)	(v	)
Incremental Deferred tax liability	(670)	(v	)

Residual goodwill	2,951
Less Atotech historical goodwill	(742)

Goodwill adjustment	$2,209	(vi	)

(i)

Represents cash consideration paid to Atotech stockholders, net of cash and cash equivalents acquired, and other payments. The cash and cash equivalents of Atotech as of June 30, 2022, has been included in the calculation of the preliminary purchase price consideration; however, the actual purchase consideration will reflect the balance of Atotech’s cash and cash equivalents as of the closing date of the Atotech Acquisition.

(ii)	Represents the value of MKS common stock issued to Atotech stockholders using the closing share price on August 16, 2022, of $117.09.

(iii)

Upon the closing of the Atotech Acquisition, MKS repaid certain existing indebtedness of Atotech. The carrying value of the existing indebtedness of Atotech as of June 30, 2022, has been included in the calculation of the preliminary purchase consideration; however, the actual purchase consideration will reflect the balance of Atotech’s debt outstanding as of the closing date of the Atotech Acquisition. As of closing date on August 17, 2022, the carrying value of the existing indebtedness of Atotech is $1,541 million.

(iv)

Represents the value of share-based payment expense attributable to purchase consideration related to the immediate vesting of all Atotech Long-Term Incentive Plan (“LTIP”) options upon a change of control and a portion of the accelerated Atotech restricted stock units (“RSUs”) and performance stock units (“PSUs”) to be paid in cash. In connection with the acquisition of Atotech, certain unvested and outstanding equity awards held by Atotech employees were discretionarily accelerated and vested requiring allocation of the fair value of pre-combination service to purchase consideration.

(v)

Under the acquisition method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Atotech based on their estimated fair value as of the closing date of the Atotech Acquisition. The preliminary allocation estimates the carrying value of certain of Atotech’s assets and liabilities, including, but not limited to inventory, property, plant and equipment, right-of-use assets, lease liability, accrued compensation, and deferred taxes to approximate their fair values. Management expects the final allocation of purchase price may differ materially from the preliminary allocation of purchase price.

(vi)

The preliminary fair value adjustments are based on benchmark data available to MKS and are subject to change upon completion of the final purchase price allocation. Any change in the estimated fair value of the assets and liabilities acquired will have a corresponding impact on the amount of the goodwill recorded. Goodwill is attributable to the assembled workforce of Atotech and planned growth in new markets through continued investment. Goodwill recorded is not expected to be deductible for tax purposes.

4(b) Represents the estimated fair value of intangible assets acquired. This includes the total acquired finite-lived intangible assets less the historical intangible assets recorded by Atotech.

(In millions)	As of June 30, 2022
Developed technology	$813
Customer relationships	2,080
Trade names	195
Other intangibles	98
In process research and development	65

Total acquired finite lived intangible assets	3,251
Less: historical intangible assets	(1,105)

Pro forma adjustment	$2,146

4(c) Represents non-recurring transaction costs that are expected to be incurred of $79 million that have not been recognized in the historical financial statements of Atotech or MKS. Non-recurring transaction costs of $10 million and $11 million were incurred for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively, and are reflected within the historical reported amounts.

4(d) Represents a one-time post-combination expense of $6 million consisting of severance and other separation benefits in connection with the termination of an executive officer of Atotech. The executives’ employment agreements included double-trigger provisions that require us to provide these benefits upon a change in control and termination. The amount is reflected as an expense in the pro forma condensed statement of operations for the year ended December 31, 2021.

4(e) Represents incremental amortization expense of $80 million and $155 million for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively, related to identified intangible assets acquired in connection with the Atotech Acquisition. The estimated useful lives were determined based on publicly available benchmark information as well as a variety of other assumptions, including market participant assumptions.

				Amortization Expense
(Dollar amounts in millions)	Fair Value	Useful Life (Years)	Amortization Method	Year ended December 31, 2021	Six Months Ended June 30, 2022
Developed technology	$813	9	Straight Line	$90	$45
Customer relationships	2,080	16	Straight Line	130	65
Trade names	195	8	Straight Line	24	12
Other intangibles	98	4	Straight Line	24	12
In process research and development	65	12	Straight Line	5	3

Total acquired finite lived intangible assets	3,251			273	137
Less: historical intangible assets	(1,105)			(118)	(57)

Pro forma adjustment	$2,146			$155	$80

The estimated fair values and useful lives of intangible assets are preliminary and will likely differ from final amounts after completing a detailed valuation analysis. The differences could have a material impact on the Unaudited Pro Forma Financial Information. All other factors remaining constant, a hypothetical 10% change in the valuation of intangible assets would cause a corresponding increase or decrease in the balance of goodwill of $325 million and amortization expense of approximately $14 million and $27 million for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively, assuming an overall weighted average useful life of 9.8 years.

4(f) Represents repayment of existing indebtedness of Atotech, and reversal of amortization of debt discounts, premiums, issuance costs and interest expense for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively.

4(g) Reflects the income tax effect of the Atotech Transaction accounting adjustments for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively, based on a blended Atotech statutory rate of 30 percent and a blended MKS statutory rate of 25 percent.

4(h) Represents adjustments to deferred tax liabilities based on a blended statutory tax rate of 30 percent. The total adjustment to deferred tax liabilities is related to the following estimated fair value adjustments:

(In millions)	Estimated Fair Value	Tax rate	Pro Forma Deferred Tax Adjustment
Intangible assets, net	$3,251	30.0%	$975
Less: deferred taxes related to historical intangible assets			(305)

Pro forma adjustment			$670

4(i) Represents adjustments to equity related to the Atotech Acquisition.

(In millions)	Eliminate Atotech Equity	Issuance of Shares to Atotech Shareholders	Adjustments			Total Acquisition Adjustments to Equity
Common stock	$(20)	$—	$—			$(20)
Additional paid-in capital	(104)	1,259	—			1,155
Retained earnings	(718)		(79)	4	(c)	(798)
			(1)	4	(j)
Accumulated other comprehensive income	94	—	—			94

Total shareholders’ equity	$(748)	$1,259	$(80)			$431

4(j) In connection with the acquisition of Atotech, certain unvested and outstanding equity awards held by Atotech employees were discretionarily accelerated and vested requiring allocation of the fair value of pre-combination service to purchase consideration, with the remainder allocated to non-recurring post-combination expense. The fair value of Atotech equity awards that were not accelerated but replaced with MKS RSUs were allocated to post-combination expense was estimated to be $3 million and $7 million for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively. The portion attributed to pre-combination service and included in consideration transferred was $49 million which represents the LTIP options accelerated and paid in cash after close, per the terms of the original agreement as well as the portion of Atotech RSUs and PSUs attributable to pre-combination service.

Note 5 — Atotech Financing Transaction adjustments

Accounting adjustments to the Unaudited Pro Forma Balance Sheet related to the Atotech Financing Transaction include the following:

5(a) Represents an increase in cash related to net proceeds from the issuance of a $4,053 million Term Loan B (net of $75 million in debt financing fees and $84 million in deferred discount) and a $980 million Term Loan A (net of $18 million in debt financing fees and $2 million in deferred discount) from the New Term Loan Facility, less the repayment of MKS historical debt of $820 million outstanding at June 30, 2022. The New Term Loan Facility provides the financing necessary to pay the cash portion of the consideration payable to Atotech’s stockholders, to refinance certain existing indebtedness of Atotech, to refinance the Company’s existing senior secured term loan credit facility and existing senior secured revolving credit facility and to pay fees and expenses related to the foregoing. As of closing date on August 17, 2022, the carrying value of the existing indebtedness of Atotech is $1,541 million.

(In millions)
Gross Proceeds from USD Term Loan B	$3,600
USD Term Loan B fees and discount	(136)

Net proceeds from USD Term Loan B	$3,464
Gross Proceeds from EUR Term Loan B (€600 million EUR)	$612
EUR Term Loan B fees and discount	(23)

Net proceeds from EUR Term Loan B	$589
Gross Proceeds from Term Loan A	$1,000
Term Loan A fees and discount	(20)

Net proceeds from Term Loan A	$980
Total net proceeds from Atotech Financing Transaction	$5,033

5(b) Represents a $4,137 million increase in long-term debt, a $83 million increase in current portion of long-term debt, net of $179 million of related fees and expenses from borrowings on the New Term Loan Facility, and a $7 million adjustment to retained earnings for loss on extinguishment of MKS existing indebtedness.

Accounting adjustments to the Unaudited Pro Forma Statements of Operations related to the Atotech Financing Transaction include the following:

5(c) Total interest expense, including amortized debt issuance fees and original issue discount of $11 million, for the Atotech Financing Transaction was $132 million for the six months ended June 30, 2022, less the reversal of MKS historical interest expense of $13 million. Total interest expense, including amortized debt issuance fees and original issue discount of $45 million, for the Atotech Financing Transaction was $263 million for the year ended December 31, 2021, less the reversal of MKS historical interest expense of $25 million. In connection with the New Term Loan Facility, the adjustment assumes that the term loans were outstanding for the full year ended December 31, 2021. Additionally, in connection with the repayment of MKS’ historical debt and reporting requirements related to the Unaudited Pro Forma Statement of Operations, a loss on extinguishment of debt is estimated as if the payment of MKS’ historical debt occurred on January 1, 2021. A change in the underlying interest rate of 1/8 percentage point would result in an increase or decrease in interest expense of $3 million and $6 million for the six months ended June 30, 2022 and the year ended December 31, 2021, respectively.

5(d) Represents the estimated tax benefit related to the Atotech Financing Transaction adjustments using a blended MKS statutory tax rate of 25 percent.

Note 6 — Pro forma earnings per share information

6(a) Represents the net earnings per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Atotech Acquisition assuming the shares were outstanding since January 1, 2021. As the Transaction is being reflected as if it had occurred on January 1, 2021, the calculation of weighted average shares outstanding assumes that the common shares of MKS stock issued as consideration for the Atotech Acquisition have been outstanding for the entire periods presented.

(In millions, except shares and per share amounts)	December 31, 2021	June 30, 2022
Pro forma net income	$319	$210

Basic weighted average common shares outstanding:
Historical share count	55.4	55.6
Common shares issued to Atotech shareholders	10.8	10.8
Basic weighted average common shares outstanding used in pro forma net income per share	66.2	66.4

Pro forma net income per share, basic	$4.82	$3.16

Impact of dilution on historical shares outstanding	0.8	0.6
Diluted weighted average common shares outstanding used in pro forma net income per share	67.0	67.0

Pro forma net income per share, diluted	$4.72	$3.13